Exhibit 99.1

Dyadic Reports Third Quarter 2021 Financial Results and Highlights Recent Company Progress

●	COVID-19 vaccine candidate, DYAI-100, continues to advance towards first-in-human clinical trial to validate C1 produced proteins are safe in humans and further accelerate global C1 platform adoption
●	Five non-COVID-19 infectious disease monoclonal antibody and antigen development programs are ongoing
●	Animal health vaccine project continues to demonstrate safety and efficacy advancing towards potential commercialization
●	Entered two new fully funded R&D collaborations with academia and industry
●	Executive leadership team enhanced with the appointment of Joseph Hazelton, Chief Business Officer
●	Received $1.6M in cash from sale of equity interest in BDI
●	Licensing Agreement discussions continue with Sorrento Therapeutics; technology transfer initiated
●	Cash and investment grade securities of $22.8 million as of September 30, 2021

JUPITER, FL / November 10, 2021, Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on further improving, applying, and deploying its proprietary C1-cell protein production platform to accelerate development, lower production costs and improve the performance of biologic vaccines and therapeutics today announced its financial results for the third quarter of 2021, and highlighted recent Company progress.

Mark Emalfarb, Dyadic’s President and Chief Executive Officer, said, “We continue to make progress in our efforts to enhance and advance our C1 protein production platform. A successful Phase 1 human clinical trial of our DYAI-100 COVID-19 vaccine candidate would help us accelerate the adoption of our C1 platform, moving us closer to realizing C1’s commercial potential in the pharmaceutical market in 2022 and in the years ahead. We expect to demonstrate the C1 platform’s safety in humans in the near term and are now diligently working towards the completion of a CMC/cGMP manufacture process. We expect DYAI-100 to move into first-in-human clinical trials in 2022 — independently and/or potentially through our global network of development partners. Dyadic’s mission since the DuPont transaction has been to transform life sciences manufacturing processes and deliver a cost-effective production platform that increases biomanufacturing outputs while satisfying the growing demand for protein production and unmet needs, affordably, across biologic drugs, vaccines and other protein based biologic products and processes.”

Mr. Emalfarb continued “The C1 platform is proving to be a ubiquitous platform which is currently being validated and adopted for use globally in middle and low-income countries as well as in major markets. We believe in the potential of DYAI-100, which serves as the first example of one of the potentially dozens, if not hundreds of more affordable protein-based products, including vaccines, at flexible commercial scales. The current DYAI-100 clinical program is expected to enable two key strategic advancements for Dyadic, first to demonstrate that our proprietary and patented C1-cell line can be grown under cGMP conditions, producing proteins which are safe for use in humans as well as to serve as a proof of concept for the development and manufacture of high volumes of low cost, next generation mono and multivalent recombinant protein vaccines for COVID-19 and other diseases affecting humans and animals.”

“We are delighted to announce a new addition to our executive leadership team as Joe Hazelton joins Dyadic as Chief Business Officer. As Dyadic’s corporate and operational profile continues to mature, we continue to invest in human capital to explore the expanding pipeline of new business opportunities more fully.” concluded Mr. Emalfarb.

Recent Company Highlights

The Company continues to advance its internal and external research projects and expand its relationships with academia, industry and governmental agencies as follows:

●	COVID-19 Vaccine Candidate, DYAI-100, continues to advance towards first-in-human Phase 1 clinical trial:
o	Our goal is to validate that C1 produced proteins are safe in humans to further accelerate global C1 platform adoption.
o

GLP animal toxicology study has demonstrated preliminary safety profile of our C1 produced SARS-CoV-2-RBD vaccine candidate (DYAI-100), SARS-CoV-2 virus specific immunoglobulin-G (IgG) antibodies have been detected in animal models.

o

Completed proof of concept for use of C1 platform to broadly develop and manufacture next generation vaccines and/or booster candidates for infectious and other diseases, in addition to COVID-19 variants of concern.

o	Additional proprietary owned and third party COVID-19 variant vaccine candidates are being successfully developed in C1 cells, including RBD antigens for Alpha, Beta, Gamma and Delta.
o	CMC development of DYAI-100 drug substance is in near final stages of purification and drug substance manufacturing.
o	Global sampling of C1 produced SARS-CoV-2 RBD variant of concern antigens continues.

●	C1 COVID-19 Vaccine Collaborations supports the potential for C1 produced COVID-19 immunization coverage globally.
o

Rubic Consortium - C1 technology transfer has commenced, the DYAI-100 and other COVID-19 variant RBD’s have been delivered.  In addition, genetic tools, C1strains and protocols for engineering C1-cells and producing proteins from such C1-cells have been transferred.  We are in discussion with Rubic regarding where, in addition to COVID-19, they can successfully apply the C1 technology for the development and commercialization of several other vaccine candidates.

o

Syngene International – accelerated tech transfer of the DYAI-100 cell line has been completed, the manufacturing part of technology training on the C1 production platform has shown initial success, and a number of the SARS-CoV-2 RBD variant of concern antigens, including the Delta RBD, have been delivered.

o	Medytox – C1 platform tech transfer has been completed and they are developing nanoparticle vaccine candidates for COVID-19 variants.
o

Sorrento Therapeutics – the parties are continuing to negotiate the License Agreement, the terms of which may be materially different than the terms set forth in the binding term sheet announced on August 11, 2021; we can give no guidance if or when the License Agreement will be executed, but in the interim, technology transfer to Sorrento for DYAI-100 and the C1 platform has been initiated.

●	Other Collaborations
o	Our global animal health collaborators vaccine project continues to demonstrate safety and efficacy advancing towards potential commercialization.
o

Zoonotic Anticipation and Preparedness Initiative (ZAPI) – was successfully concluded in July 2021. The ZAPI program validated C1 as the only known effective production platform to express SBV and RVFV antigens. C1 cell expressed antigens were successfully used to develop recombinant particle-display vaccines.  A ZAPI study was published in "VACCINES", a Leading Peer-Reviewed Scientific Journal, “Development of a Modular Vaccine Platform for Multimeric Antigen Display Using an Orthobunyavirusvirus Model.”

o	Five other non-COVID-19 infectious disease monoclonal antibody and antigen development programs are ongoing.
o	Human health collaborations are advancing to next stages of development and potential licensure.
o	We entered two new fully funded R&D collaborations with academia and industry.

●	Other Corporate Events
o

Executive leadership team enhanced with the addition of Joseph Hazelton appointed Chief Business Officer. Mr. Hazelton brings over 20 years of pharmaceutical industry experience to Dyadic in key growth areas of product and business development, licensing, and commercialization.

o	Received approximately $1.6M in cash from the sale of Dyadic’s equity interest in BDI, resulting in a 30% return on this investment.

Exhibit 99.1

FINANCIAL RESULTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021

Cash Position: At September 30, 2021, cash, cash equivalents, and the carrying value of investment grade securities, including accrued interest were approximately $22.8 million compared to $29.2 million at December 31, 2021.

Revenues: Research and development revenue for the three months ended September 30, 2021, increased to approximately $693,000 compared to $416,000 for the same period a year ago.

Cost of Revenues: Cost of research and development revenue for the three months ended September 30, 2021, increased to approximately $393,000 compared to $267,000 for the same period a year ago.

The increase in revenue and cost of research and development revenue was due to higher revenue and cost of revenue amounts for individual projects, include ZAPI, compared to the same period a year ago.

R&D Expenses: Research and development expenses for the three months ended September 30, 2021, increased to approximately $1,902,000 compared to $986,000 for the same period a year ago. The increase primarily reflected the Phase 1 clinical trial cost of DYAI-100, our COVID-19 vaccine candidate in the amount of $1,208,000 offset by a decrease of $292,000 related to our other internal research projects.

G&A Expenses:  General and administrative expenses for the three months ended September 30, 2021, increased by 3.0% to approximately $1,693,000 compared to $1,643,000 for the same period a year ago. The increase principally reflected increases in payroll and share based compensation related costs of $86,000, and insurance expenses of $65,000, offset by reductions in business development and investor relations costs of $79,000, and other decreases of $22,000.

Interest Income: Interest income for the three months ended September 30, 2021, was approximately $3,000 compared to $77,000 for the same period a year ago. The decrease was primarily due to the lower balance of held-to-maturity securities and less reinvestment due to the decrease in interest rate.

Other Income: Other income for the three months ended September 30, 2021, was approximately $1,606,000 compared to $0 for the same period a year ago. The increase was due to the sale of BDI equity interest in July 2021.

Net Loss: Net loss for the three months ended September 30, 2021, was approximately $1,715,000 or $(0.06) per share compared to $2,499,000 or $(0.09) per share for the same period a year ago.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

Revenues: Research and development revenue for the nine months ended September 30, 2021, increased to approximately $2,091,000 compared to $1,256,000 for the same period a year ago.

Cost of Revenues: Cost of research and development revenue for the nine months ended September 30, 2021, increased to approximately $1,613,000 compared to $1,169,000 for the same period a year ago.

The increase in revenue and cost of research and development revenue for the nine months ended September 30, 2021, reflected thirteen on-going research collaborations compared to twelve collaborations for the same period a year ago.

R&D Expenses: Research and development expenses for the nine months ended September 30, 2021, increased to approximately $5,919,000 compared to $2,858,000 for the same period a year ago. The increase primarily reflected the Phase 1 clinical trial cost of DYAI-100, our COVID-19 vaccine candidate, in the amount of $3,566,000 offset by a decrease of $505,000 related to our other internal research projects.

G&A Expenses:  General and administrative expenses for the nine months ended September 30, 2021, increased by 4.7% to approximately $4,994,000 compared to $4,772,000 for the same period a year ago. The increase principally reflected increases in legal expenses of $184,000, insurance expenses of $104,000, and payroll and share based compensation related costs of $87,000, offset by reductions in travel and rent expenses of $92,000, and other decreases of $61,000.

Interest Income: Interest income for the nine months ended September 30, 2021, was approximately $50,000 compared to $392,000 for the same period a year ago. The decrease was primarily due to the lower balance of held-to-maturity securities and less reinvestment due to the decrease in interest rate.

Other Income: Other income for the nine months ended September 30, 2021, was approximately $1,606,000 compared to $0 for the same period a year ago. The increase was due to the sale of BDI equity interest in July 2021.

Net Loss: Net loss for the nine months ended September 30, 2021, was approximately $8,856,000 or $(0.32) per share compared to $7,365,000 or $(0.27) per share for the same period a year ago.

Exhibit 99.1

Conference Call Information

Date: Wednesday, November 10, 2021

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: 877-407-0784 International: 201-689-8560

Conference ID: 13722747

Webcast Link: http://public.viavid.com/index.php?id=146417

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila), named C1. The C1 microorganism, which enables the development and large-scale manufacture of low-cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs, such as virus like particles (VLPs) and antigens, monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Certain other research activities are ongoing which include the exploration of using C1 to develop and produce certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. As the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs, and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers, and improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at http://www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including those described in the Company’s most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at http://www.dyadic.com.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Research and development revenue	$692,929	$416,361	$2,090,541	$1,256,004

Costs and expenses:
Costs of research and development revenue	392,544	266,929	1,612,810	1,169,351
Provision for contract losses	—	112,433	—	187,388
Research and development	1,901,548	986,054	5,918,888	2,857,670
General and administrative	1,692,837	1,643,493	4,994,458	4,772,117
Foreign currency exchange loss (gain), net	30,002	(16,240)	76,080	26,317
Total costs and expenses	4,016,931	2,992,669	12,602,236	9,012,843

Loss from operations	(3,324,002)	(2,576,308)	(10,511,695)	(7,756,839)

Other income:
Interest income	3,202	76,809	49,772	391,779
Other income	1,605,532	—	1,605,532	—
Total other income	1,608,734	76,809	1,655,304	391,779

Net loss	$(1,715,268)	$(2,499,499)	$(8,856,391)	$(7,365,060)

Basic and diluted net loss per common share	$(0.06)	$(0.09)	$(0.32)	$(0.27)

Basic and diluted weighted-average common shares outstanding	28,079,157	27,482,157	27,754,597	27,467,051

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2021.

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$13,660,611	$20,637,045
Short-term investment securities	9,087,199	8,457,452
Interest receivable	74,793	112,247
Accounts receivable	179,632	294,199
Prepaid expenses and other current assets	569,965	280,555
Total current assets	23,572,200	29,781,498

Non-current assets:
Equity investment	284,709	284,709
Other assets	6,143	6,225
Total assets	$23,863,052	$30,072,432

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$957,802	$1,013,099
Accrued expenses	842,450	489,756
Deferred research and development obligations	162,680	123,016
Total current liabilities	1,962,932	1,625,871

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 40,332,659 and 39,747,659, outstanding shares - 28,079,157 and 27,494,157 as of September 30, 2021, and December 31, 2020, respectively	40,333	39,748
Additional paid-in capital	100,322,444	98,013,079
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(59,532,742)	(50,676,351)
Total stockholders’ equity	21,900,120	28,446,561
Total liabilities and stockholders’ equity	$23,863,052	$30,072,432

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2021.